SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2012

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-32624	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

   1703 Edelweiss Drive, Cedar Park, Texas  78613
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (512) 250-8692

_____________________________________________________
(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.07          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On October 19, 2012, FieldPoint Petroleum Corp. convened its Annual Meeting of Stockholders. As of the record date of the meeting, September 14, 2011, there were 8,034,626 shares of common stock issued and outstanding.  At the meeting, an aggregate of 7,565,850 shares were present, either in person or by proxy, which constituted a quorum for the meeting.

Following are the results of the matters voted on by Stockholders at the Annual Meeting:

                                                                                                                                                Broker

1.

Election of Directors                              For                 Withheld                             Non-Votes

Ray Reaves                                      4,545,510                 368,133                            2,652,207

Roger Bryant                                   4,545,483                  368,160                            2,652,207

Dan Robinson                                  4,895,806                    17,837                           2,652,207

Karl Reimers                                    4,895,021                   18,622                            2,652,207

Debbie Funderburg                          4,902,831                    10,812                           2,652,207

Nancy Stephenson

       4,547,701                   365,942

      2,652,207

        2.   Ratification of appointment of Hein & Associates as independent registered public accounting firm

For

Against

Abstain

7,154,696

5,850

405,304

      3.

Approve the grant of 2,000 shares of our common stock to each of:  Roger D. Bryant, Karl W. Reimers, Dan Robinson, Debra Funderburg and Nancy Stephenson in consideration of their past services as directors:

For

Against

Abstain

Broker Non-Votes

4,441,328

467,291

5,024

2,652,207

      4.

Disapprove the grant of 17,000 shares of our common stock to Ray D. Reaves in consideration of his past services as an officer and director:

For

Against

Abstain

Broker Non-Votes

1,421,328

467,291

3,025,024

2,652,207

There being no other business, the Company’s 2011 Annual Meeting was adjourned.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDPOINT PETROLEUM CORPORATION
Date: November 1, 2011	By_/s/ Ray D. Reaves ________ Ray Reaves, President